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                                                                                            EXHIBIT 11

                                 LCS INDUSTRIES, INC. AND SUBSIDIARIES
                                 COMPUTATION OF EARNINGS PER SHARE AND
                                        COMMON EQUIVALENT SHARE
                             For the Three and Nine Months Ended June 30,
                                              (Unaudited)

                                                    Three Months                   Nine Months
                                              --------------------------    -------------------------
                                                 1998           1997           1998            1997
                                              ----------     ----------     ----------     ----------
Basic earnings per share:

Weighted average shares outstanding .....      4,834,721      4,654,374      4,794,477      4,612,317
                                              ==========     ==========     ==========     ==========


Net income ..............................     $1,756,823     $1,190,169     $6,539,924     $5,488,473

Basic earnings per share ................     $      .36     $      .26     $     1.36     $     1.19
                                              ==========     ==========     ==========     ==========


Diluted earnings per share:

Weighted average shares outstanding .....      4,834,721      4,654,374      4,794,477      4,612,317

Weighted average - dilutive stock options        211,216        359,968        280,353        372,048

Shares issuable in connection with the
   acquisition of Catalog Resources, Inc.         89,733        121,713         89,733        121,713
                                              ----------     ----------     ----------     ----------
                                               5,135,670      5,136,055      5,164,563      5,106,078
                                              ==========     ==========     ==========     ==========

Net income ..............................     $1,756,823     $1,190,169     $6,539,924     $5,488,473

Diluted earnings per share and common
   equivalent share .....................     $      .34     $      .23     $     1.27     $     1.07
                                              ==========     ==========     ==========     ==========

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